Exhibit 10.9

July 1, 2009

Mr. David L. Hauser

Chairman and Chief Executive Officer

FairPoint Communications, Inc.

521 East Morehead Street, Suite 500

Charlotte, NC  28202

Re:  Registration Rights

Dear David:

This letter confirms the agreement by FairPoint Communications, Inc. (“FairPoint”) to provide you registration rights with respect to the shares of FairPoint common stock issued or issuable to you under the equity incentive compensation awards granted to you in connection with your employment as Chairman and Chief Executive Officer of FairPoint.

Concurrently with the date of this letter, FairPoint has granted to you (i) options to purchase 1,600,000 shares of FairPoint common stock, (ii) 523,810 restricted shares of FairPoint common stock (the “Initial Restricted Shares”) and (iii) performance units for two performance periods ending on December 31, 2010 and December 31, 2011, respectively, which will be paid, to the extent earned, in shares of FairPoint common stock.  In addition, FairPoint has agreed to grant additional restricted shares of FairPoint common stock to you as follows:  (i) $1,750,000 on July 1, 2010 and (ii) $1,750,000 on July 1, 2011 valued based on the average closing prices of FairPoint’s common stock during the thirty calendar days immediately preceding each grant date.  All of the shares of FairPoint common stock issued or issuable to you under the foregoing awards, together with any securities issued or issuable directly or indirectly with respect to such stock by way of dividend or split, upon the completion of a restructuring of FairPoint’s indebtedness or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization, including a recapitalization or exchange are referred to in this letter as the “Registrable Securities.”

At any time, and from time to time, you may request registration under the Securities Act of 1933, as amended, on Form S-8 of all or any portion of the Registrable Securities that (i) would be issued to you upon an exercise of vested and exercisable stock options or (ii) are to be issued to you pursuant to the terms of the Employment Agreement dated June 11, 2009.  Upon your request, such Form S-8 registration statement shall also register your resale of the Initial Restricted Shares and shall include a re-offer prospectus for that purpose.

Whenever you  have requested that any Registrable Securities be registered pursuant to this letter, FairPoint will use its reasonable best efforts to effect the registration of such Registrable Securities, and pursuant thereto FairPoint will as expeditiously as possible:

(a)           prepare and within sixty (60) days file with the Securities and Exchange Commission a registration statement on Form S-8 with respect to such Registrable Securities;

(b)           use its reasonable best efforts to register or qualify the resale of such Registrable Securities under such other securities or blue sky laws of such jurisdictions as you reasonably request;

(c)           cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by FairPoint are then listed; and

(d)           otherwise use its reasonable best efforts to comply with all rules and regulations of the Securities and Exchange Commission and other governmental and regulatory authorities applicable to the registration of such Registrable Securities.

FairPoint will use its reasonable best efforts to file with the Securities and Exchange Commission in a timely manner all reports and other materials required of FairPoint under the Securities Exchange Act of 1934, as amended, to remain eligible to use Form S-8 for registration of the Registrable Securities.

All expenses incident to FairPoint’s compliance with this letter agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, filing expenses, and fees and disbursements of FairPoint’s counsel and independent registered public accountants will be borne by FairPoint.

Please indicate your acceptance of the terms of this letter by signing the enclosed copy and returning it to me.

Very truly yours,

FairPoint Communications, Inc.

/s/ Shirley J. Linn

Shirley J. Linn
Executive Vice President and General Counsel

Accepted and Agreed to:

/s/ David L. Hauser
David L. Hauser

7/1/2009
Date